                                 TIFFANY & CO.
              EMPLOYEE PROFIT SHARING AND RETIREMENT SAVINGS PLAN


                              ARTICLE I.  PURPOSE

         Effective as of February 1, 1988, Tiffany & Co. (the "Company"), a Delaware corporation with its executive offices and principal place of business at 727 Fifth Avenue, New York, NY 10022, established the Tiffany & Co. Employee Stock Ownership Plan (the "Plan") and executed a trust agreement establishing the Tiffany & Co. Employee Stock Ownership Trust, which is intended to form a part of the Plan. The purpose of the Plan is to provide its eligible employees with the benefits of ownership of the common stock of the Company under the terms of the Plan and to motivate eligible employees to contribute to the financial success of the Company.

         Effective August 1, 1994, the Tiffany & Co. Employee Stock Ownership Plan was amended to establish a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended, and was renamed the "Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan (the
"Plan").    The Plan and its related Trust, which is a part of the Plan, are maintained for the exclusive benefit of eligible employees and their beneficiaries. The portion of the Plan establishing an employee stock ownership feature has been adopted to meet the requirements of a qualified employee stock ownership plan and stock bonus plan under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended. The portion of the Plan establishing the cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended, has been adopted to meet the requirements of a profit sharing plan and a qualified cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

         The provisions of this Plan, as set forth herein, shall apply only to an Employee who terminates employment on or after August 1, 1994 (the "Effective Date").

                   ARTICLE II.  DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS: Capitalized words and phrases appearing in this Plan shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.





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2.2      PRINCIPAL ENTITIES:

         (a) Plan: The Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan, the plan set forth herein, as amended from time to time.

         (b) Trust (or Trust Fund): The fund known as the Tiffany & Co. Employee Profit Sharing and Retirement Savings Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan.

         (c) Company: The Company or any successor corporation which adopts the Plan.

         (d) Employer: The Company or any Related Company which is the employer of an Employee.

         (e) Trustee: The corporation or individuals appointed by the Board of Directors of the Company to be Trustee under the Trust.

         (f) Committee: The persons appointed pursuant to Article VIII to assist in the administration of the Plan in accordance with said Article.

         (g) Employee: Any person employed in the United States by the Company or any Related Company.

         (h)     Eligible Employee:

                 (i) With respect to the ESOP Feature, an Employee who is not and has not been an Executive Officer of the Company on or within six months prior to any date relevant hereunder to the determination of his participation;

                 (ii) With respect to the 401(k) Feature, an Employee who completes one Year of Service as computed from his date of hire; and

                 (iii) Notwithstanding anything else in the Plan to the contrary, an Employee employed by Glassware Acquisition Inc. shall not be eligible to participate under the Plan.

         (i) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

         (j) Former Participant: A Participant whose employment with an Employer has terminated but who has a vested account balance under the Plan which has not been paid in full and therefore is continuing to participate in the allocation of Trust Fund income.





May 19, 1994                                                       18

         (k) Fiduciaries: The Company and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.1.

         (l) Beneficiary: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of
         Section 6.6 to receive any death benefit which shall be payable under the Plan.

         (m) ESOP Feature: The portion of the Plan that was adopted to meet the requirements of a qualified employee stock ownership plan and stock bonus plan under Sections 401(a) and 4975(e)(7) of the Code.

         (n) 401(k) Feature: The portion of the Plan that was adopted to meet the requirements of a qualified cash or deferred arrangement and profit sharing plan under Sections 401(a) and 401(k) of the Code.

         (o) Executive Officer: An Employee designated from time to time by the Company's Board of Directors as an officer for purposes of Section 16 of the Securities Exchange Act of 1934.

2.3      DETERMINATION OF BENEFITS:

         (a) Service: The period of a Participant's employment considered in accordance with Section 3.2 in the determination of his eligibility for benefits under the Plan.

         (b) Authorized Leave of Absence: Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized Leaves of Absences, and provided further that the Employee returns or retires within the period of authorized absence. An absence due to service in the armed forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

         (c) Compensation: The total remuneration which a Participant receives for work or personal services performed for an Employer, as reported on form W-2. Effective February 1, 1994, any amount in excess of $150,000 in any single plan year (as adjusted for increases in the cost-of-living pursuant to Section 401(a)(17) of the Code) shall be excluded.





May 19, 1994                                                       19

         (d) Company Stock: Shares of common stock of $.01 par value of the Company which constitute "employer securities" under Section 4975(e)(8) of the Code.

         (e) Participant Stock Account: The account of a Participant which is credited with his allocable shares of Company Stock purchased and paid for by the Trust under the ESOP Feature or contributed to the Trust under the ESOP Feature. This account is measured in shares of Company Stock.

         (f) Annual Additions: The aggregate of amounts credited to a Participant Stock Account from Company contributions, any forfeitures credited to the Participant Stock Account and any Tax Deferred Contributions credited to the Participant's Tax Deferred Contributions Account.

         (g) Disability: A physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents an Employee from satisfactorily performing his usual duties for his Employer or the duties of such other position or job which his Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience.

         (h) Unallocated Stock Account: The interim account used to reflect unleveraged stock acquisitions by the Trust prior to the allocation of such stock to Participant Stock Accounts.

         (i) Suspense Account: The account used to reflect stock acquired with loan proceeds pursuant to Section 7.3.

         (j)     Related Company:

                 (i) Any corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code of which the Company is a component member and each company (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder. For the purpose of applying Section 414 of the Code, "more than 50%" shall be substituted for "at least 80%" each place it appears in Section 1563(a)(1).

                 (ii) Any entity within an affiliated service group as determined by sections 414(m) and (o) of the Code.





May 19, 1994                                                       20

         (k) Highly Compensated: Any Employee who during the year or preceding year:

                 (i) was at any time a 5% owner of the Company or an Employer; or

                 (ii)     received Compensation in excess of $99,000; or

                 (iii) received Compensation from an Employer in excess of $66,000 and was in the top paid group of Employees (as defined in Section 414(q) of the Code) for the year; or

                 (iv) was at any time an officer of the Company or an Employer and received compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such year.

         In determining who is Highly Compensated, the Committee shall apply the rules set forth in Section 414(q) of the Code and any regulations issued thereunder.

         (l)     Retirement: Termination from employment after attaining age 65.

         (m) 401(k) Compensation: (i) In the case of an Employee who is not paid on a piecework basis, the actual base salary paid to him for services rendered to the Company (exclusive of amounts attributable to the exercise of employee stock options), including straight time for all hours worked, commissions, bonuses, premiums and incentives; and
         (ii) in the case of an Employee who is paid on a piecework basis, the actual remuneration paid to him. Any amount in excess of $150,000 (as adjusted for increases in the cost-of-living pursuant to Section 401(a)(17) of the Code) shall be excluded.

         (n) Tax Deferred Contributions: Contributions to the Trust on behalf of a Participant who is an Employee made pursuant to an election under Section 401(k) of the Code as provided for in Article IV of the Plan.

         (o) Tax Deferred Contributions Account: The account of a Participant which is credited with his Tax Deferred Contributions as defined under Section 2.3(n).

         (p) Rollover Contributions: Contributions to the Trust by an Employee or Participant constituting eligible rollover distributions under Section 402(a)(5) or Section 408(d)(3)(A)(ii) of the Code as provided for in Article IV of the Plan.





May 19, 1994                                                       21

         (q) Rollover Contributions Account: The account of an Employee or Participant which is credited with his Rollover Contributions as defined under Section 2.3(p).

         (r) Balanced Blend Fund: A fund invested in a diversified selection of individual investment funds, including bond funds, common stock funds and other fixed income and equity funds, as may be purchased by the Trustee in its sole discretion.

         (s) Common Stock Fund: A fund invested in common or capital stocks of large publicly traded U.S. companies, and such other types of equity investments as may be purchased by the Trustee in its sole discretion, including investments in any commingled trust established by the Trustee for the investment of funds of profit sharing and pension plans which trust is exempt from tax under Section 501(a) of the Code by reason of qualifying under Section 401(a) of the Code, mutual funds or pooled investment funds or trusts which invest primarily in such equity investments.

         (t) GIC Fund: A fund invested in a diversified portfolio primarily comprised of guaranteed investment contracts offered by insurance companies and investment contracts offered by banks and other short-term obligations, as may be purchased by the Trustee in its sole discretion, including investments in any commingled trust established by the Trustee for the investment of funds of profit-sharing and pension plans which trust is exempt from tax under Section 501(a) of the Code by reason of qualifying under Section 401(a) of the Code, mutual funds or pooled investment funds or trusts which invest primarily in such obligations.

         (u) Special Capital Fund: A fund invested in common or capital stocks of smaller publicly traded U.S. companies, and such other types of equity investments as may be purchased by the Trustee in its sole discretion, including investments in any commingled trust established by the Trustee for the investment of funds of profit sharing and pension plans which trust is exempt from tax under Section 501(a) of the Code by reason of qualifying under Section 401(a) of the Code, mutual funds or pooled investment funds or trusts which invest primarily in such equity investments.

         (v)     Valuation Date: The [first] day of each month.

2.4      OTHER DEFINITIONS:

         (a) Effective Date: August 1, 1994, the date on which the provisions of this Plan became effective.





May 19, 1994                                                       22

         (b) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (c) Plan Year: The 12-month period commencing on February 1 and ending on January 31.

         (d) Allocation Date: For purposes of allocating income, April 30, July 31, October 31 and January 31. For purposes of allocating Employer contributions and Employee forfeitures, January 31 of each Plan Year.

         (e) Code: The Internal Revenue Code of 1986, as amended from time to time.

         (f) Enrollment Months: The months of February, May, August and November in each year.

         (g) Forfeiture: The portion of a Participant's Participant Stock Account forfeited on termination of employment as provided under
         Section 6.4 below.

         (h) 401(k) Accounts: The portion of the Trust allocable to a Participant's Tax Deferred Contributions Account and Rollover Contributions Account.

         (i) Telephonic System: The telephonic interactive voice response system maintained by the Plan's recordkeeper as authorized by the Committee.

2.5 CONSTRUCTION: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular to include the plural, unless the context clearly indicates to the contrary. The words "hereof", "herein", and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.


                    ARTICLE III.  PARTICIPATION AND SERVICE

3.1 PARTICIPATION: An Eligible Employee who was a Participant in the Plan on January 31, 1994, shall continue as a Participant in the Plan with respect to the ESOP Feature. Any other Eligible Employee shall become a Participant with respect to the ESOP Feature as of the first day of the first Plan Year on which he is an Eligible Employee. An Eligible Employee as of the Effective Date shall become a Participant with respect to the 401(k) Feature as of the Effective Date; provided, that he elects to participate in the Plan through use of the Telephonic System. An Employee who is not an Eligible Employee as of the Effective Date may become a





May 19, 1994                                                       23

Participant with respect to the 401(k) Feature during the first Enrollment Month that occurs after he becomes an Eligible Employee; provided, that he elects to participate in the Plan during such Enrollment Month that occurs after he becomes an Eligible Employee through use of the Telephonic System. An Eligible Employee who fails to elect participation in the 401(k) Feature of the Plan during the first Enrollment Month may subsequently, from time to time, elect to participate in the 401(k) Feature of the Plan through use of the Telephonic System. Participation in the 401(k) Feature shall become effective as of the first day of the Enrollment Month next following such election to participate, unless such election to participate is made during an Enrollment Month, in which case such election to participate shall become effective [on the day after] such election is communicated to the Plan recordkeeper. Any election to participate in the 401(k) Feature shall be effective as to 401(k) Compensation earned after the date of such election. All such elections to participate in the 401(k) Feature shall be confirmed by the Plan's recordkeeper to the participant and to the Plan.

3.2 SERVICE: A Participant's eligibility for certain benefits under the Plan shall be determined by his period of Service. Service shall be based on Hours of Employment and Years of Service, disregarding: (i) any years when the Participant had fewer than 1,000 Hours of Employment determined under Section 3.5; and (ii) Years of Service before the Effective Date, except that Years of Service before the Effective Date will be counted if the Employee was employed on the Effective Date. A "Year of Service" shall be determined by reference to the date on which the Employee's employment with an Employer commenced or re-commenced, as the case may be, and shall consist of twelve-month periods commencing with such date or the anniversary of such date.

3.3 PARTICIPATION AND SERVICE UPON REEMPLOYMENT: Except for the continuing Participation in Trust Fund Income of a Former Participant, Participation in the Plan shall cease upon termination of employment with an Employer. Employment shall be considered terminated only if an Employee is not on an Authorized Leave of Absence and is no longer receiving or entitled to receive credit for Hours of Employment under Section 3.5. Typically, termination of employment will have resulted from Retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with an Employer or to retire by the date on which an Authorized Leave of Absence expired.

         If such a termination of employment occurred prior to February 1, 1988, upon reemployment, the Employee shall be treated as a new Employee for all purposes of the Plan.





May 19, 1994                                                       24

         Upon an Employee's termination of employment on or after February 1, 1988, a Plan Year during which the Employee completes less than 500 hours of employment due to a termination of employment, shall constitute a "1-year Break in Service".

         Upon the reemployment of any person after the Effective Date who had previously been employed by an Employer on or after the Effective Date, the following rules shall apply in determining his Participation in the Plan and his Service under Section 3.2:

         (a) Participation Before a Break in Service: If an Eligible Employee is rehired before he has a 1-year Break in Service, (i) he shall participate under the ESOP Feature of the Plan as of the date of his reemployment if he was a Participant on the date his employment terminated, or, if he was not a Participant on the date his employment terminated, on the earlier of (A) the first day of the first Plan Year beginning after the date on which he has completed one Year of Service or (B) the date 6 months after the date on which he completes one Year of Service and (ii) he shall be eligible to participate under the 401(k) Feature of the Plan, as of the first day of the Enrollment Month next following the date on which he has completed one year of Service; provided that he elects to participate in the Plan in accordance with Section 3.1.

         (b) Participation After a Break in Service: (i) If an Eligible Employee is rehired after he has a 1-year Break in Service, but prior to cancellation of his prior Service (as determined below), he shall participate under the ESOP Feature in the Plan on the date of his reemployment if he was a Participant on the date his employment terminated, or, if he was not a Participant on the date his employment terminated, on the earlier of (A) the first day of the first Plan Year beginning after the date on which he has completed one Year of Service or (B) the date 6 months after the date on which he completes one Year of Service. However, if such an Employee is rehired after cancellation of his prior Service (as determined below) he shall participate or reparticipate in the Plan on the first day of the first Plan Year on which he is an Eligible Employee. (ii) If an Eligible Employee is rehired after he has a 1-year Break in Service, he shall be eligible to participate under the 401(k) Feature of the Plan, (A) if he had satisfied the eligibility requirements of the Plan with respect to the 401(k) Feature or was a Participant, as of the first day of the month coinciding with or next following the date of his reemployment; or (B) if he had not satisfied the eligibility requirements of the Plan with respect to the 401(k) Feature and was not an Eligible Employee, he shall be considered a new hire for eligibility purposes.





May 19, 1994                                                       25

         (c) Service For Vested Participants under the ESOP Feature: In the case of a Participant under the ESOP Feature who had two or more Years of Service when his prior period of employment terminated, any Service attributable to his prior period of employment shall be reinstated as of the date of his reparticipation.

         (d) Service For other Employees: In the case of a reemployed Employee who was not a Participant in the Plan during his prior period of employment or in the case of a Participant under the ESOP Feature who did not have two or more Years of Service when his prior period of employment terminated, any Service attributable to his prior period of employment shall not be canceled and shall be restored only if one of the following is applicable:

                 (1) the number of his consecutive years of Break in Service was less than the aggregate number of years of his pre-break Service (determined under Section 3.2 without regard to whether participation in the Plan had commenced), or

                 (2) the Employee's number of consecutive years of Break in Service was less than 5, or

                 (3) the Employee's Break in Service commenced due to a "maternity or paternity leave" and the number of his consecutive years of Break in Service was less than the aggregate number of years in his pre-break Service plus one year (considering Service determined under Section 3.2 without regard to whether participation in the Plan had commenced), or

                 (4) the Employee's Break in Service commenced due to a "maternity or a paternity leave" and the number of his consecutive years of Break in Service was less than 6 years.

         For the purpose of this Plan, "maternity or paternity leave" means termination of employment or absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of the child by an Employee, or the caring for an Employee's child during the period immediately following the child's birth or placement for adoption. The Committee shall determine, under rules of uniform application and based on information provided to the Committee by the Employee whether or not the Employee's termination of employment or absence from work is due to "maternity or paternity leave".





May 19, 1994                                                       26

3.4      TRANSFERS:

         (a) Transfers between Employers shall not interrupt Plan Participation or Service credit hereunder.

         (b) For the purposes of determining eligibility to participate in the Plan and Service under Section 3.2, an Employee shall receive recognition of his employment by any Related Company, provided that all such employment is determined in accordance with the reemployment provisions of Section 3.3.

         (c) If a Participant is transferred to employment with a Related Company, or to a position with an Employer, which makes him ineligible for continued coverage under the Plan, his participation under the Plan shall be suspended, provided, however, that during the period of his employment in such ineligible position: (i) his Participant Stock Account shall receive no Employer contribution or Forfeiture allocations under Section 5.3, (ii) he shall continue to participate in Income allocations pursuant to Sections 5.4 and 5.5; and (iii) the provisions of Article VI shall continue to apply.

         (d) For the purposes of this Section 3.4, Related Employer shall mean (i) any corporation which is a member of the controlled group of corporations of which the Company is a part, (ii) any trade or business which is under common control with an Employer, and (iii) any member of an affiliated service group which includes an Employer, all as defined by Section 414 of the Code.

3.5 HOURS OF EMPLOYMENT: Under this Article III, Hours of Employment shall include the following:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer, including any period of accrued vacation for which Compensation is paid upon termination of employment.

         (b) Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by an Employer (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or leave of absence; excluding, however, any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with workmen's compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be "directly





May 19, 1994                                                       27
         or indirectly paid, or entitled to payment by the Employer" regardless of whether such payment is (i) made by or due from the Employer directly, or (ii) made indirectly through a trust fund, insurer or other equity to which the Employer contributes or pays premiums.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, without duplication of hours provided above, and subject to the 501-hour restriction for periods described in the foregoing subparagraph (b).

         The foregoing provisions shall be administered in accordance with Department of Labor rules set forth in Section 2530.200b- 2 of the Rules and Regulations for Minimum Standards for Employee Benefit Plans. The periods of absence described as Service in Section 3.2 shall be credited in addition to, but not in duplication of, the periods described in the foregoing provisions.

                           ARTICLE IV.  CONTRIBUTIONS

4.1 COMPANY CONTRIBUTIONS UNDER THE ESOP FEATURE: For each Plan Year the Company may make Company Contributions under the ESOP Feature to the Trust in the form of shares of Company Stock and/or cash in such amounts (or under such formulae) as may be determined by the Company's Board of Directors; provided, however, that Company Contributions under the ESOP Feature shall not be made for any Plan Year in amounts which can be allocated to no Participants' Accounts by reason of the allocation limitation described in Section 5.9 or in amounts which are not deductible under Section 404(a) of the Code.

4.2      PAYMENT UNDER THE ESOP FEATURE: Except as otherwise provided in
Section 4.3 the Company's total annual contribution under the ESOP Feature shall be made, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax return of the Company for its fiscal year ending during the Plan Year for which the contribution is made. Except as otherwise provided in Section 4.3 any contribution under the ESOP Feature made in cash shall, in the sole discretion of the Company's Board of Directors, be (i) used to purchase available Company Stock or (ii) allocated to Participants' Accounts; provided, however, that to the extent required, any cash contributions shall be used to repay any portion of a loan made by the Plan under Section 7.3.

         If the Company's contribution is made in shares of Company Stock, the Company Stock will be valued at the average of closing prices of the Company Stock as quoted on any system (such as NASDAQ) sponsored by a national securities association, or as reported on any national securities exchange if such Company Stock is listed on a national exchange, for each day when the Company





May 19, 1994                                                       28

Stock is in fact traded during the 20 trading day period immediately preceding the date of the contribution. If the Company Stock is not in fact traded on an exchange or in the over-the-counter market on at least 10 of said 20 immediately preceding trading days, or the Company Stock is neither listed on a national exchange or quoted on a national quotation system, the value of the Company Stock shall equal its fair market value as of the date of the contribution, as determined in good faith by the Trustee.

4.3      TAX DEFERRED CONTRIBUTIONS:

         (a) Rate of Tax Deferred Contributions: A Participant who is an Eligible Employee may elect for any Plan Year to have his Employer make payments of a portion of his 401(k) Compensation for the Plan Year as contributions to the Trust on behalf of such Participant pursuant to Section 401(k) of the Code. Such contributions shall be at a rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%,
         14% or 15% of 401(k) Compensation for the Plan Year (or portion thereof of participation) as elected by such Participant and shall be referred to as Tax Deferred Contributions. An Employee who begins participation when he first becomes eligible on a date other than February 1st may elect a contribution rate in whole percentages for Tax Deferred Contributions for the remainder of that Plan Year which would result in the Participant having aggregate contributions for such Plan Year within the applicable limits set forth above taking into account his 401(k) Compensation for the entire Plan Year. In no event shall a Participant's Tax Deferred Contributions for any taxable year of such Participant exceed $9,240 subject to an annual cost-of-living adjustment by the Secretary of the Treasury pursuant to
         Section 402(g)(5) of the Code. The Company shall make Tax Deferred Contributions to the Trust as of the earliest date on which such Tax Deferred Contributions can reasonably be segregated from the general assets of the Company, but in no event later than 90 days from the date on which such amounts would otherwise have been paid as part of the Eligible Employee's 401(k) Compensation. A Participant shall have a nonforfeitable interest (100% vested) in his Tax Deferred Contributions. Participants are not permitted to make voluntary employee after-tax contributions to the Plan.

         (b) Change in Rate of Tax Deferred Contributions: Subject to the limitations in Section 4.3.(a), a Participant may change or discontinue his election with respect to Tax Deferred Contributions. An election to increase or decrease the rate of such Contributions shall be made through use of the Telephonic System at least 10 days before the effective date for such change unless waived by the Committee. Any such change shall be effective the first day of the next February or August, whichever may first occur. A Participant may make





May 19, 1994                                                       29
         a change to increase or decrease his rate of Tax Deferred Contributions no more than two times in a Plan Year. An election to cease or discontinue such Contributions shall be made through use of the Telephonic System at least 10 days before the effective date for such election unless waived by the Committee. Any such election shall be effective with the next payroll period. If a Participant elects to cease or discontinue his Tax Deferred Contributions, he may elect to resume making such Contributions on the first day of any subsequent February and August. An election to resume making Tax Deferred Contributions shall be made through use of the Telephonic System at least 10 days before the effective date for such change unless waived by the Committee. All such changes in the rate of Tax Deferred Contributions shall be confirmed in writing by the Plan's recordkeeper to the Participant initiating the change and to the Plan.

         (c) Actual Deferral Percentage Limitations: Tax Deferred Contributions elected by Participants for any Plan Year shall be subject to the actual deferral percentage limitations of Section 401(k)(3) of the Code. The Committee may take any and all action it deems necessary to comply with the actual deferral percentage limitations of Section 401(k)(3) of the Code with respect to any Plan Year including limiting the percentage or amount of Tax Deferred Contributions elected by any or all Participants who are Highly Compensated and including actions permitted by Sections 401(k)(8) and 402(g)(2)(A)(i) of the Code and regulations thereunder.

         (d) Contributions Not Limited to Net Profits: All Tax Deferred Contributions shall be made, whenever possible, out of the net profits of the Company for the taxable year ending with or within said Plan Year or out of retained earnings, if any, of the Company as of the close of said taxable year. However, all such Contributions shall be made as required by the Plan even in the absence of sufficient net profits or retained earnings.

4.4 ROLLOVER CONTRIBUTIONS: An Employee or Participant who has received a distribution of his interest in a qualified retirement plan of a former employer that constitutes a defined contribution plan not subject to the qualified joint and survivor requirements of Section 401(a)(11) may elect, subject to the approval of the Committee, to contribute in cash to the Trust all or a portion of such distribution which constitutes an eligible rollover distribution under Section 402(a)(5) or Section 408(d)(3)(A)(ii) of the Code. Such contributions shall be referred to as Rollover Contributions. Such Rollover Contributions must be made within time limits prescribed by the Code and the Committee shall obtain such assurances and certifications it may deem necessary from the Employee or Participant to establish to its satisfaction that the





May 19, 1994                                                       30

Rollover Contribution qualifies for rollover treatment under the Code and will not adversely affect the qualification of the Plan under Section 401(a) of the Code. The Trustee, subject to approval of the Committee, may also accept in cash directly from the trustee under a qualified retirement plan of a former employer all or a portion of the amount of a distribution which qualifies as an "eligible rollover distribution" as defined in Section 402(f)(2)(A) of the Code. Such direct rollover transfers shall also be referred to as Rollover Contributions. The Committee shall obtain such assurances and certifications it may deem necessary from the Employee or Participant to establish to its satisfaction that there is compliance with the applicable provisions of the Code relating to such Rollover Contributions. The Employee or Participant shall have a nonforfeitable interest (100% vested) in his Rollover Contributions, if any. All such Contributions shall be credited to a separate account for such Employee or Participant as provided in Article V.

4.5 MAXIMUM CONTRIBUTIONS: The aggregate amount of contributions made by the Company shall not exceed fifteen percent (15%) of the aggregate compensation (as defined in Section 415(c)(3) of the Code) of all Participants during the Plan Year, except as provided in this Section 4.5. For any Plan Year with respect to which Employer contributions are applied to repay any portion of a loan made to the Plan under Section 7.3, the total amount of Company contributions used to repay principal on all such loans shall not exceed twenty-five percent (25%) of such aggregate Participant compensation for the Plan Year. The Company may contribute any amount in excess of the maximum for the Plan Year, without limitation, for the purpose of paying interest on such loans. Furthermore, the contributions made by the Company to this Plan, when combined with any other qualified plans, shall not exceed the maximum allowable deductions permitted under Section 404 of the Internal Revenue Code.

4.6 DISPOSITION OF FORFEITURES: Upon termination of employment, a Participant's Forfeiture, if any, shall be reallocated in accordance with
Section 5.3 among the Participant Stock Accounts of other eligible Participants as of the end of the Plan Year in which his employment terminated.

         However, if the terminated Participant (i) returns to the employ of the Company, (ii) is entitled to have any Service attributable to his prior period of employment restored pursuant to Section 3.3(d), and (iii) repays, before the earlier of five (5) years after the first date on which he is re-employed or the close of the first period of five (5) consecutive one-year Breaks in Service commencing after his receipt of the distribution, if any, the amount of the distribution, if any, he received from his Participant Stock Account under Section 6.5 at his previous termination of employment, then the repaid amount and an amount





May 19, 1994                                                       31
equal to the Forfeiture resulting from his previous termination of employment shall become the beginning balance in his new Participant Stock Account.
Unless and until a Forfeiture is reinstated under the preceding sentence, the reemployed Participant's beginning balance in his new Participant Stock Account shall be zero.

                              ARTICLE V.  ACCOUNTS

5.1 PARTICIPANT'S STOCK ACCOUNTS: The Company shall maintain a Participant Stock Account in the name of each Participant and such account shall be credited annually as of each Allocation Date with the amounts allocated to such Participant. If it deems it necessary, the Company may create subaccounts for Participants to account for assets not invested in Company Stock. Unless otherwise required by applicable law, the maintenance of all accounts shall be for bookkeeping purposes only and no segregation of Trust Fund assets shall be required.

5.2 PARTICIPANT'S STOCK ACCOUNTS IN GENERAL: As soon as practicable after the Employer has made the annual allocations to the Participant Stock Account for each Participant, the Employer shall cause the Trustee to notify each Participant with respect to the status of such Participant's Stock Account as of such date. Such allocation and notification shall not vest in any Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth herein.

5.3      ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES UNDER THE ESOP
FEATURE: As of each Allocation Date the total number of shares and fractional shares of Company Stock contributed to the Trust under the ESOP Feature, purchased by the Trust with cash contributions by the Company under the ESOP Feature, or released from the Suspense Account pursuant to Section 7.3 during the Plan Year shall be computed and allocated along with any Forfeitures which have arisen during such Plan Year.

         A Participant is entitled to share in the allocation of Company Stock under the ESOP Feature for each Plan Year in which he is (a) credited with at least 1,000 Hours of Service and (b) is an Eligible Employee with respect to the ESOP Feature or on an Authorized Leave of Absence on the Allocation Date; provided, however, that a Participant who qualifies to share in such allocation because he is on an Authorized Leave of Absence may not be or have been an Executive Officer of the Company on such Allocation Date or within six (6) months prior thereto. A Participant who retires, dies or terminates employment due to Disability during a Plan Year shall also share in the allocation of Company Stock as aforesaid.





May 19, 1994                                                       32

         Such allocation shall be made equally among the Participant Stock Accounts of all Participants entitled to share therein.

5.4 ALLOCATION OF CASH DIVIDENDS UNDER THE ESOP FEATURE: Cash dividends on Employer Stock allocated to a Participant's Stock Account shall be credited to that Participant's Account. Cash dividends on unallocated shares of Employer Stock under the ESOP Feature shall be allocated in accordance with the provisions of Section 5.5. Under the ESOP Feature, any dividends may, in the sole discretion of the Committee, be distributed to the Participants or used to repay a loan under Section 7.3.

5.5      ALLOCATION OF EARNINGS AND LOSSES RESPECTING PARTICIPANT STOCK
ACCOUNTS: As of each Allocation Date the Trustee shall determine the fair market value of the Trust assets and the net earnings and gains or losses of the Trust after first deducting any expenses which have not been paid by the Company or which have been reimbursed to the Company pursuant to Article VII. After the Trustee has completed its calculations, the Employer shall allocate the net earnings and gains or losses of the Trust since the prior Allocation Date to the accounts of the Participants. Dividends shall be allocated over the beginning share balance less any distributions actually paid. Interest and other earnings shall be allocated over the beginning share balance less any distribution actually made. The Trustee may also make such other adjustments to the accounts as it deems necessary and appropriate in order to achieve an equitable allocation of the net earnings and gains or losses as long as it does so in a uniform and nondiscriminatory manner.

5.6 INTERIM ACCOUNTINGS: Company Stock under the ESOP Feature when initially acquired by the Trustee shall be credited to the Unallocated Stock Account or Suspense Account, which accounts shall be measured in shares. As of each Allocation Date, the balance in the Unallocated Stock Account shall be allocated to Participant Stock Accounts in the manner described in Section 5.3. The balance in the Suspense Account shall be released in accordance with
Section 7.3(b) and allocated in the manner described in Section 5.3.

5.7 OTHER ACCOUNTS: The Committee shall establish and maintain separate accounts for each individual to which shall be allocated (i) the Tax Deferred Contributions allocable to each Participant; (ii) a Rollover Contribution, if any, allocable to the Employee or Participant, and (iii) an Employee's or Participant's share of the income and expenses and realized and unrealized gains and losses attributable to such Contributions.





May 19, 1994                                                       33

5.8      INVESTMENT OF TAX DEFERRED CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS
ACCOUNT:

         (a) The Trustee shall invest the 401(k) Accounts pursuant to the direction of Participants in any one or more of the following investment options approved by the Committee:

                          (i)     Company Stock,
                          (ii)    Balanced Blend Fund,
                          (iii)   Common Stock Fund,
                          (iv)    GIC Fund or
                          (v)     Special Capital Fund;

         provided, however, that an Executive Officer may not direct the investment of Contributions into Company Stock until six months after he has ceased being an Executive Officer. It is intended that the Plan provide Participants with the right to exercise control over the assets in their 401(k) Accounts within the meaning of Section 404(c) of ERISA and the regulations thereunder.

         (b) A Participant or Employee may initially elect to direct the Trustee to invest his Tax Deferred Contributions, if any, and Rollover Contributions, if any, by using the Telephonic System. The investment direction designation shall be in whole percentages of such Contributions. Each Participant or Employee may change his investment direction monthly by giving notice to the Plan's recordkeeper using the Telephonic System. A change of investment direction shall be effective on the first day of the first month coincident with or next following the date on which such notice is received by the Plan's recordkeeper and shall apply only with respect to Contributions made subsequent to the effective date of such change. A change in investment direction must be communicated to the Plan's recordkeeper no later than the 20th day of a month to be effective as of the first day of the next following month. A change of investment direction shall be confirmed in writing by the Plan's recordkeeper to the Participant or Employee initiating the investment change.

         (c) Each Participant or Employee may at any time transfer funds held in his 401(k) Accounts among the various types of investments permitted by Section 5.8(a) by giving notice to the Plan's recordkeeper by using the Telephonic System. A transfer shall be effective on the first day of the month coincident with or next following the date on which such notice is received by the Plan's recordkeeper; provided, that instructions for transfer must be communicated to the recordkeeper no later that the 20th day of a month to be effective as of the first day of the next following month. All transfer directions shall be in whole percentages of the





May 19, 1994                                                       34
         value held in each Account involved in the transfer direction. All transfer investment directions shall be confirmed in writing by the Plan's recordkeeper to the Participant initiating the investment transfer.

         (d) The value of the funds standing to the credit of an individual in his 401(k) Accounts on any Valuation Date shall be equal to the sum of the value of the invested funds held in his 401(k) Accounts and shall reflect the total fair market value of his interest in his selected investment funds, as determined by the Trustee in good faith. The Committee shall advise Participants and Employees periodically of the value of their Accounts.

5.9 LIMITATIONS ON ANNUAL ADDITIONS: Notwithstanding anything contained herein to the contrary, allocation of Company contributions (including Tax Deferred Contributions) for any Plan Year shall be subject to the following:

         (a) If allocation of Company contributions under the ESOP Feature in accordance with Section 5.3 will result in an allocation of an excess of more than one-third the total contributions under the ESOP Feature for a Plan Year to the accounts of the Highly Compensated, then allocation of such contributions under the ESOP Feature shall be adjusted so that such excess will not occur.

         (b) After adjustment, if any, required by the preceding paragraph, the Annual Additions during any Plan Year to any Participant's accounts shall not exceed the lesser of $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the
         Code) or 25% of the Participant's Compensation from the Employer and all Related Companies. In addition, the increased limitations provided in Section 415(c)(6)(A) of the Code shall be applicable if permissible under the Code. In the event that Annual Additions to all the accounts of a Participant would exceed the aforesaid limitations, they shall be reduced in the following priority:

                 (1) allocation of any excess to the accounts of the other Participants in proportion to the Compensation of said other Participants until the accounts of said other Participants reach the limits of the first sentence of this paragraph,

                 (2) any additional amounts shall be held in the Trust for allocation to Participant Accounts in later years in proportion to Compensation in later years, such allocation to occur as rapidly as may be done without violating the limits of the first sentence of this paragraph (b).





May 19, 1994                                                       35

                 (3) Notwithstanding Sections 5.9(b)(1) and (2) above, to the extent that a distribution of a Participant's Tax Deferred Contributions would reduce the excess Annual Additions in his account to comply with the limits of the first sentence of this paragraph, the amount necessary to reduce such excess Annual Additions shall be distributed from his Tax Deferred Contributions Account. Any such distribution shall include any earnings attributable to the amount distributed.

         If the Company or any Related Company contributes amounts, on behalf of Employees covered by this Plan, to other "defined contribution plans" as defined in Section 3(34) of ERISA, the limitation on annual additions provided in this Section 5.9 shall be applied to annual additions in the aggregate to this Plan and such other plans. Reduction of annual additions, where required, shall be accomplished first by reductions under such other plans pursuant to the directions of the named fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans and then by allocating any remaining excess for this Plan in the manner and priority set out above with respect to this Plan.

         In any case where a Participant under this Plan is also a Participant under a "defined benefit plan" as defined in ERISA Section 3(35) or is a Participant under a defined benefit plan and other defined contribution plans maintained by the Company or a Related Company, the sum of the "defined benefit plan fraction" (as defined in Section 415(e)(2) of the Code) and the "defined contribution plan fraction" (as defined in Section 415(e)(3) of the Code) shall not exceed 1.00. Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other defined benefit plan or plans, then reducing contributions or allocating excess in the manner and priority set out above with respect to other defined contribution plans, and finally by allocating any remaining excess for this Plan in the manner and priority set out above with respect to this Plan.

5.10 TOP-HEAVY PROVISIONS: The following provisions are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become effective only if and in any Plan Year in which the Plan is determined to be a Top-Heavy Plan under Section 416(g) of the Code.

         (a) Determination of Top-Heavy: The Plan will be considered a Top-Heavy Plan for a Plan Year if as of the last day of the preceding Plan Year (or as of January 31, 1989 for the Plan Year ending on that date), (1) the value of the Participant Stock Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions





May 19, 1994                                                       36
         actually made on or before that date and allocated pursuant to Section 5.3) and Tax Deferred Contributions Accounts of Participants who are Key Employees (as defined in Section 416(i) of the Code) exceeds 60% of the value of the Participant Stock Accounts (but not including any allocations to be made on or before that date and allocated pursuant to Section 5.3) and Tax Deferred Contributions Accounts of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group as defined below and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% test, the Plan shall not be considered a Top-Heavy Plan for any year in which the Plan is a part of a required or permissive aggregation group as defined below which is not top-heavy.

         (b) Minimum Vesting: If a Participant's termination of employment occurs while the Plan is a Top-Heavy Plan, such Participant's Vested Percentage in his Participant Stock Account shall be as provided in
         Section 6.4 in that such section meets the requirements of Section 416(b) of the Code.

         (c) Minimum Allocation: Most non-Key Employees (defined as any Employee who is not a Key Employee) participating in this Plan are also participants in a defined benefit plan maintained by an Employer. Consequently, any minimum benefits required due to the top-heavy status of this Plan for such non-Key employees will be provided in such defined benefit plan or plans if such provision will satisfy the minimum benefit provisions of Section 416(c)(2)(A) of the Code. For any Plan Year during which the Plan is deemed to be a Top-Heavy Plan:
         (i) if such provision will not satisfy the minimum benefit provisions of Section 416(c)(2)(A) of the Code or (ii) if a non-Key Employee who is not a Participant in a defined benefit plan sponsored by the Employers, who is eligible to participate hereunder and who is actively employed by an Employer on the last day of the Plan Year, then, in either or both events (i) or (ii), non-Key Employees not deemed to have received a minimum benefit for the purposes of Section 416(c)(2)(A) of the Code pursuant to such defined benefit plan or plans shall receive an allocation of a minimum Employer contribution. Such minimum contribution shall be the lesser of (i) 3% of the non-Key Employee's compensation (within the meaning of Section 415 of the Code) for the Plan Year or (ii) the percentage at which contributions are made (or required to be made) under Sections 4.1 and 4.3 of the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. In determining the highest rate of contribution applicable to any Key Employee under this Section 5.10(c), amounts that such Key Employee elects to defer under a qualified arrangement under Section 401(k) of the Code provided by an Employer shall be treated as employer contributions.





May 19, 1994                                                       37

         (d) Impact on Maximum Benefits: With respect to any Plan Year in which the Plan is a Top-Heavy Plan, for the purposes of Section 5.9 of the Plan, the computation of the "defined benefit plan fraction" and "defined contribution plan fraction" shall be adjusted in accordance with Section 416(h)(1) of the Code, except that such adjustment shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

         (e)  Aggregation with Other Plans:

                 (i) Required Aggregation: If a Key Employee under this Plan also participates or participated in another plan of an Employer (regardless of whether such plan has been terminated) which is qualified under Code Section 401(a) or which is qualified under Code Section 408(k), or if any plan of an Employer so qualified must be aggregated so that either this Plan or any other plan described in the first clause of this sentence will meet the anti-discrimination and coverage requirements of Code Section 401(a)(4) or 410, then this Plan and any such other plan will be aggregated for purposes of determining top-heaviness. This Plan will automatically be deemed top-heavy if such required aggregation of plans is top-heavy as a group and will automatically be deemed not top-heavy if such required aggregate of plans is not top-heavy as a group.

                 (ii) Permissive Aggregation: Any other plan of an Employer which is qualified under Code Section 401(a) or which is a simplified employee pension plan under Code Section 408(k), and which is not in the required aggregation referenced in (i) above, may be aggregated with this Plan (and with any other plan(s) in the required aggregation group in (i) above) for purposes of determining top-heaviness if such aggregation would continue to meet the antidiscrimination and coverage requirements of Code Sections 401(a)(4) and 410. This Plan will automatically be deemed not top-heavy if such permissive aggregation of plans is not top-heavy as a group.

                 (iii) Determining Aggregate Top-Heavy Status: The top-heavy status of the plans as a group is determined by aggregating the plans' respective top-heavy determinations that are made as of determination dates that fall within the same calendar year.





May 19, 1994                                                       38

5.11     VOTING AND EXERCISING OTHER RIGHTS OF SECURITIES:

         (a) Each Participant is entitled to direct the Trustee as to the manner in which Company Stock represented by such Participant's Participant Stock Account and/or 401(k) Accounts invested in Company Stock is to be voted and as to the manner in which rights other than voting rights with respect to such Company Stock are to be exercised.

         (b) The Trustee shall notify Participants of each occasion for the exercise of voting rights within a reasonable period (not less than 30 days, unless a 30-day period is impossible or impractical) before such rights are to be exercised. The notice shall include all proxy solicitation and other materials distributed by the Employer to shareholders with regard to such exercise of voting rights.

         (c) The Trustee shall take whatever steps are reasonably necessary to allow Participants to exercise rights other than voting rights of Company Stock represented by the Participant Stock Account and/or 401(k) Accounts of such Participant invested in the Company Stock.

         (d) The number of shares to which each Participant entitled to vote shall have the right to direct the exercise of the rights thereof shall be determined for any record date by the number of shares allocated to the Participant's Stock Account on the last Allocation Date or the number of shares of Company Stock allocated to a Participant's 401(k) Accounts on the last Valuation Date.

         (e) The Trustee shall vote fractional shares by combining the directions on voting of such fractional shares to the extent possible.

         (f) The Trustee shall vote any unvoted shares allocated to Participant Stock Accounts, shares in the Unallocated Stock Account and in the Suspense Account or shares held in the Participant's 401(k) Accounts on behalf of such Participant in the same proportion and in the same manner as the shares in the Participant Stock Accounts and/or the 401(k) Accounts are voted by the Participants.

         (g) The Trustee shall make no recommendation regarding the manner of exercising any rights under this Paragraph, including whether or not such rights should be exercised.

5.12 PUT OPTION: If the Company Stock is, as of the Effective Date, or becomes not readily tradeable on an established market as of the date of distribution, then any Participant, who is otherwise entitled to a distribution from the Plan, shall have the right





May 19, 1994                                                       39

(hereinafter referred to as the "Put Option") to require that his Employer repurchase any Employer Stock under a fair valuation formula. The Put Option shall only be exercisable during the 60 day period immediately following the date of distribution and if the Put Option is not exercised within such 60 day period, then it shall only be exercised for an additional period of 60 days beginning with the first day of the following Plan Year. This Put Option shall be nonterminable within the meaning of Internal Revenue Service Regulation 54.4975-(11)(a)(ii).

         The amount paid for Company Stock under the Put Option shall be paid within 30 days after the exercise of the Put Option, or, at the election of the Company, in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the Put Option and not exceeding 5 years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this paragraph.


                              ARTICLE VI. BENEFITS

6.1 WITHDRAWALS DURING EMPLOYMENT: Subject to Sections 6.7 (regarding minimum distributions), 6.9 (regarding hardship distributions), 6.10 (regarding Participant loans) and 7.4 (regarding diversification), there shall be no in-service withdrawals made by a Participant (or Employee, with regard to Rollover Contributions). Distributions may only be made on account of termination of employment, death or Disability.

6.2 RETIREMENT OR DISABILITY: If a Participant's employment with the Employer is terminated at or after he attains age 65 (Retirement), or if his employment is terminated at any earlier age because of Disability, he shall be vested in, and entitled to receive, 100% of the entire amount then in each of his accounts. Payment of benefits due under this Section shall be made in accordance with Section 6.5.

6.3 DEATH: In the event that the termination of a Participant is caused by his death, his Beneficiary shall be vested in and paid 100% of the entire amount then in each of his accounts. Payment of benefits due under this Section shall be made in accordance with Section 6.5.

6.4 TERMINATION FOR OTHER REASONS: If a Participant's employment with the Employer is terminated before age 65 for any reason other than Disability or death, the Participant shall be entitled to an amount equal to the balance, if any, then credited to his Tax Deferred Contributions Account, his Rollover Contributions Account, and a percentage of the balance then credited to his Participant Stock Account. Such percentage shall be determined in accordance with the following schedule:





May 19, 1994                                                       40

                                   Vested           Forfeiture
         Years of Service          Percentage       Percentage
         ----------------          ----------       ----------

         Less than 2                      0%              100%
         2 years or more                100%                0%

         Payment of benefits due under this Section shall be made in accordance with Section 6.5. The Forfeiture Percentage of a terminated Participant's Participant Stock Account shall be a Forfeiture and shall be reallocated and/or reinstated as provided in Section 4.6 above.

6.5 PAYMENT OF BENEFITS: Payment under Sections 6.2, 6.3 and 6.4 shall be in the form of a lump sum. Subject to the limitations set forth below in this
Section 6.5 and to the requirements of Section 6.7, and unless such payment shall be subject to a contrary election which Participant or his beneficiary shall be entitled to make pursuant to this Section 6.5, payment under Sections 6.2, 6.3 and 6.4 shall be made no later than the 60th day following the date Participant terminates his service with Employer.

         (a) Account Balance of $3,500 or less: Except as provided in Section
         6.7 below, no distribution shall be made to a Participant without his consent; provided, that, if the present value of such Participant's account balances is $3,500 or less, no such consent shall be required.

         (b) Death, Disability or Retirement: In the case of a Participant who terminates employment due to death, Disability or Retirement, the Participant may elect to (i) receive a distribution based on the most recent Allocation Date with respect to the ESOP Feature or Valuation Date with respect to the 401(k) Feature or (ii) defer the distribution until the following Plan Year in which event the distribution will include the January 31 allocation for income, Employer contributions and forfeitures in respect of the Plan Year of such termination.

         (c) Latest Date for Distribution: Subject to Section 6.7 below and to subsection (a) of this Section 6.5, if applicable, payment under Sections 6.2, 6.3 and 6.4 shall be made no later than the 60th day after the latest of the close of the Plan Year in which: (1) occurs the date on which the Participant attains age 65, (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan or (3) the Participant terminates his service with Employer.

         (d) Distribution: Distributions from the Participant's Stock Account will be made in Employer Stock. Distributions from that portion of a Participant's 401(k) Accounts invested in





May 19, 1994                                                       41

         Company Stock shall be distributed in Employer Stock or cash, at the election of the Participant; provided that such election shall be made at least 30 days before the date of the distribution. Any distribution of fractional shares and other funds shall be distributed in cash. Company Stock will be valued for distribution purposes at the closing price on the last trading day of the quarter preceding payment. The Committee shall follow the Beneficiary designation under
         Section 6.6 in the case of a distribution on account of Participant's death.

6.6 DESIGNATION OF BENEFICIARY: Designation of a Beneficiary or Beneficiaries under the Plan shall be governed by the following rules:

         (a)  Designation Procedure: Subject to the provisions of subsection
         (b), each Participant from time to time may designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

                 Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation no matter how effected, shall not require the consent of any designated Beneficiary except as provided in subparagraph (b) below.

         (b) Spousal Consent: If the Participant is married at the date of his death, no Beneficiary designation shall be effective under the Plan unless the Participant's spouse consented in writing to such designation, the spouse's consent acknowledged the effect of such designation and the spouse's signature has been witnessed by a Plan representative (which shall include a member of the Committee) or a notary public. Any Beneficiary designation previously made by a Participant shall be automatically revoked upon the marriage or remarriage of a Participant.

                 Notwithstanding the foregoing, spousal consent to a Participant's Beneficiary designation shall not be required if:

                 (i)  the spouse is designated as the sole primary beneficiary the Participant, or





May 19, 1994                                                       42

                 (ii) it is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

                 Any consent by a spouse or any determination that the consent is not required pursuant to paragraphs (i) or (ii) above, shall be effective only with respect to such spouse.

         (c) Lack of Designation: If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, such Participant's benefits shall be paid in accordance with the following order of priority:

                 (i) to the Participant's surviving spouse, or if there be none surviving,

                 (ii) to the Participant's children, per capita, in equal parts, or if there be none surviving,

                 (iii) to the Participant's father and mother, per capita in equal parts, or if there be none surviving,

                 (iv)  to the Participant's estate.

6.7 REQUIRED DISTRIBUTIONS: Notwithstanding any election or provision to the contrary in Section 6.5 hereof, any benefits to which a Participant is entitled shall commence not later than the April 1 following the calendar year in which the Participant attains age 70 1/2, whether or not his employment had terminated in such year. Any such required distribution shall be made in accordance with Section 401(a)(9) of the Code and any rules and regulations, including those applicable to the distribution of any incidental death benefit, over the life of such Participant (or over the lives of such Participant and his Beneficiary). In determining the amount of such distribution, life expectancies shall be recalculated. Notwithstanding anything else to the contrary, the Accounts of a deceased Participant or Former Participant shall be distributed within five years after the death of such Participant or Former Participant.

6.8 ROLLOVERS TO ANOTHER PLAN: Notwithstanding any provision of the Plan to the contrary, if, on or after February 1, 1993, (i) a Participant, (ii) a Beneficiary who is a Spouse, or (iii) a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order referred to in
Section 6.11 becomes entitled to a distribution under the Plan which qualifies as an"eligible rollover distribution" as defined in Section 402(c)(4)





May 19, 1994                                                       43
of the Code, such individual may elect to have all or a portion of such distribution paid or transferred directly to a selected "eligible retirement plan" as defined in Section 402(c)(8)(B) of the Code, provided that such retirement plan to which such transfer is to be made accepts the transfer. The Committee may establish reasonable rules and procedures regarding a direct rollover distribution permitted under this Section.

6.9 HARDSHIP WITHDRAWALS: A Participant may apply to the Committee on the basis of hardship for approval to withdraw, in cash, all or a portion of the value of his Tax Deferred Contributions (excluding all earnings thereon) and his Rollover Contributions, if any.

         (a) Determination of Hardship Withdrawal: For the purpose of withdrawals, the value of all such Contributions shall be determined on the Valuation Date coinciding with or next following the date as of which the application is approved by the Committee and shall be paid as soon as practical thereafter. All withdrawals under this Section
         6.9 shall be made from the Participant's current investment elections on a pro rata basis. The Committee shall approve such application only to relieve an immediate and heavy financial need of the Participant (including his Spouse or any dependent), not in excess of the amount required to relieve such financial need, and only if, and to the extent, such need cannot be satisfied from other resources reasonably available to him (including assets of his Spouse and minor children reasonably available to him). The amount required to relieve the claimed financial need may include an amount designed to offset Federal income tax liability including withholding and Federal excise tax liability, if any. In making a determination whether to approve any such application, the Committee may require the Participant to submit such proof as to the existence of such financial need as the Committee shall deem necessary and shall consider all relevant facts and circumstances presented by the Participant.

         (b) Immediate and Heavy Financial Need: For purposes of this Section, an immediate and heavy financial need may include, but is not limited to, a distribution on account of (i) medical expenses (within the meaning of Section 213(d) of the Code) incurred by the Participant, his Spouse, or any dependent (within the meaning of Section 152 of the Code), (ii) purchase (excluding mortgage payments) of the Participant's principal residence, (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, or any dependent, (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence, and (v) any other event permitted under Treasury regulations.





May 19, 1994                                                       44

         (c) Participant Representations: In determining whether a distribution is necessary to satisfy such financial need, the Committee reasonably may rely upon the Participant's representation that the need cannot be satisfied from other resources reasonably available to him. For this purpose, the Committee, in the absence of contrary knowledge, shall accept the Participant's representation that such financial need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of assets, to the extent such liquidation would not itself cause a financial need, (iii) by cessation of all Tax Deferred Contributions under the Plan, (iv) by other distributions (other than on account of hardship) or nontaxable (at the time of the loan) loans from this Plan and all other plans maintained by the Company or from any other plan maintained by any other employer in which the Participant is a member, or (v) by borrowing from commercial sources on reasonable commercial terms.

         (d) Committee Determination: In the alternative to reasonably relying on such representations, at the Participant's option, the Committee may deem a distribution necessary to satisfy such financial need if all of the following requirements are satisfied: (i) the distribution is not in excess of the amount of the financial need, (ii) the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Company, (iii) the Participant is prohibited from making any Tax Deferred Contributions under the Plan and elective contributions and employee contributions under all other plans maintained by the Company for twelve (12) months after receipt of the hardship distribution, and (iv) the Participant may not make, in the taxable year immediately following the taxable year of the hardship distribution, elective contributions under Section 401(k) of the Code under this Plan and all other plans maintained by the Company in excess of the applicable limit under Section 402(g) of the Code for the next taxable year less the amount of such Participant's Tax Deferred Contributions for the taxable year of the hardship distributions.

         All determinations under this Section shall be based upon uniform and nondiscriminatory rules and standards applicable to all Participants similarly situated and shall be final, conclusive and binding on all interested parties.

6.10 PARTICIPANT LOANS: The Committee or its delegate may approve a Participant's application and direct the Trustee to make a loan to such Participant up to an amount equal to 50 percent of the value of his 401(k) Accounts, including accrued earnings thereon,





May 19, 1994                                                       45
as of the Valuation Date coinciding with or next following the date as of which the application is approved by the Committee, or its delegate, as the case may be. All loans shall be made from the Participant's 401(k) Accounts and shall be deducted from current investment options on a pro rata basis. All loan repayments shall be invested in accordance with the Participant's then current investment election. The Committee shall establish procedures and make loans pursuant to this Section 6.10 under terms and conditions as it deems appropriate including, without limitation, interest rate, minimum and maximum loan amount, required security, repayment by payroll deduction and default procedures. Such terms and conditions shall conform to Section 408(b)(1) of ERISA and Section 4975(d)(1) of the Code including regulations thereunder and the maximum loan amount, repayment period and repayment schedule for any such loan shall be within the limits of and conform to the provisions of Section 72(p)(2) of the Code and the regulations thereunder. In no event may a Participant have outstanding more than one loan from all qualified plans sponsored by the Company including this Plan.

6.11 NONALIENATION OF BENEFITS: Except with respect to federal income tax withholding, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

         Notwithstanding the above, the Committee shall direct the Trustee to comply with a "Qualified Domestic Relations Order", as defined below.

         A Qualified Domestic Relations Order is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant ("Alternate Payee") and which:

         (a) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; and





May 19, 1994                                                       46

         (b) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

         (c)     does not require the Plan to:

                 (i) provide any type or form of benefit or any option not otherwise provided under the Plan;

                 (ii) pay any benefits to any Alternate Payee prior to the earlier of the affected Participant's termination of employment or the earlier of either (I) the earliest date benefits are payable under the Plan to a Participant or (II) the later of the date the Participant attains age 50 or the earliest date on which the Participant could obtain a distribution from the Plan if the Participant separated from service;

                 (iii) pay any benefits which are not vested under the Plan;

                 (iv)  provide increased benefits;  or

                 (v) pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.

         For purposes of this Plan, an Alternate Payee who had been married to the Participant for at least one year may be treated as a spouse with respect to the portion of the Participant's benefit in which such Alternate Payee has an interest provided that the Qualified Domestic Relations Order provides for such treatment. However, under no circumstances may the spouse of an Alternate Payee (who is not a Participant hereunder) be treated as a spouse under the terms of the Plan.

         Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Committee's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order.





May 19, 1994                                                       47

         The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

         During any period in which the issue of whether a judgment, decree or order is a Qualified Domestic Relations Order is being determined (by the Committee, a court of competent jurisdiction or otherwise), the Committee shall account for separately the amount, if any, which would have been payable to the Alternate Payee during such period as if the judgment, decree or order had been determined to be a Qualified Domestic Relations Order.

         If the judgment, decree or order is determined to be a Qualified Domestic Relations Order within the 18-month period following the receipt by the Committee of the Qualified Domestic Relations Order, then payment of the amount shall be paid to the appropriate Alternate Payee. If such a determination is not made within the 18-month period, the amount shall be returned to the Participant's accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order, judgment or decree had been received by the Committee.

                     ARTICLE VII. TRUST FUND AND INVESTMENT

7.1 TRUST FUND: All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by the Employer are expressly conditioned upon the initial and continued qualification of the Plan under the Internal Revenue Code, including any amendments to the Plan, and upon the deductibility under Section 404 of the Internal Revenue Code of contributions made to provide Plan benefits. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof or upon the deductibility of the contribution Under Section 404 of the Internal Revenue Code of 1986, shall be returned to the Employer within one year after payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

         Except as provided above, all assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and





May 19, 1994                                                       48
shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Company and shall not revert to or inure to the benefit of the Company.

7.2 INVESTMENT OF THE TRUST FUND: The Trustee shall invest the portion of the Trust Fund accumulated under the ESOP Feature primarily in Company Stock. The Committee may direct the Trustee to incur debt from time to time to finance the acquisition of Company Stock under the ESOP Feature by the Trust Fund. The Trustee may also invest the Trust Fund in cash, cash equivalents, certificates of deposit, money market funds, guaranteed investment contracts, short term securities, bonds and other investments desirable for the Trust at the direction of the Committee.

7.3      LOANS UNDER THE ESOP FEATURE:

         (a) The Committee may direct the Trustee to incur a loan on behalf of the Trust in a manner and under conditions which will cause the loan to be an "exempt loan" within the meaning of Section 4975(d)(2) of the Code and regulations thereunder. A loan shall be used primarily for the benefit of Plan Participants and their Beneficiaries. The proceeds of each such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Company Stock, to repay the loan or to repay any prior loan. Any such loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Plan. Any such loan shall be secured solely by shares of Company Stock acquired with the proceeds of the loan and shares of such stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan. Such stock pledged as collateral shall be placed in a Suspense Account and released pursuant to part (b) below as the loan is repaid.
         Company Stock released from the Suspense Account shall be allocated in the manner described in Section 5.3. No person entitled to payment under a loan made pursuant to this Section shall have recourse against any Trust Fund assets other than the stock used as collateral for the loan, Company contributions of cash that are available to meet obligations under the loan and earnings attributable to such collateral and the investment of such contributions. Company contributions made with respect to any Plan Year during which the loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Company at the time such contributions are made.

         (b) Any pledge of stock as collateral under this Section shall provide for the release of shares so pledged upon the payment of any portion of the loan. Shares so pledged shall





May 19, 1994                                                       49
         be released in the proportion that the principal and interest paid on the loan for the Plan Year bear to the aggregate principal and interest paid for the current Plan Year and each Plan Year thereafter, as provided in Treasury Regulation 54.4975-7(b)(8).

         (c) Payments of principal and interest on any loan under this Section shall be made by the Trustee at the direction of the Committee solely from: (i) Company contributions available to meet obligations under the loan, (ii) earnings from the investment of such contributions,
         (iii) earnings attributable to stock pledged as collateral for the loan, (iv) the proceeds of a subsequent loan made to repay the loan, and (v) the proceeds of the sale of any stock pledged as collateral for the loan. The contributions and earnings available to pay the loan must be accounted for separately by the Committee until the loan is repaid.

         (d) Subject to the limitations in Section 5.9 on annual additions to a Participant's Account, assets released from a Suspense Account by reason of payment made on a loan shall be allocated immediately upon such payment to the accounts of all Participants who then would be entitled to an allocation of contributions if such payment had been made on the last day of the Plan Year.

         (e) Except as provided in Sections 5.12 and 7.3(f) of this Plan or as permitted under Treasury Regulation Section 54.4975- 7(b)(10), no security acquired with the proceeds of an "exempt loan" may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP, as defined in Treasury Regulation Section 54.4975-7(b)(1)(i). The protections afforded by this Section 7.3(e) shall be "non-terminable" within the meaning of Treasury Regulation
         Section 54.4975-11(a)(3)(ii).

         (f) If Company Stock is acquired by the Trust with the proceeds of an "exempt loan" and, when distributed, such stock either (i) is not publicly traded or (ii) is subject to a "trading limitation" within the meaning of Treasury Regulation Section 54.4975-7(b)(10), then any Participant to whom such stock is distributed (or such Participant's donee or a person (including an estate or its distributee) to whom such stock passes by reason of the Participant's death) shall have the right to require that his Employer (or an affiliate or shareholder of such Employer specified by the Company) repurchase such stock at its value as of the last day of the immediately preceding Plan Year, determined in accordance with Treasury Regulation Section 54.4975-11(d)(5). The foregoing put option shall be exercisable during the 15 month period





May 19, 1994                                                       50
         immediately following the date of distribution, exclusive of any time during which the put option cannot be honored by application of state or Federal law. Subject to the provisions of Treasury Regulation
         Section 54.4975-7(b)(12)(v), the amount paid for such stock shall be paid within 30 days after the exercise of the option, or, at the election of the party bound by such option, in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of such option and not exceeding 5 years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this Section. In the case of Company Stock which is publicly traded without restriction when distributed but ceases to be so traded within 15 months after distribution, the Company shall notify in writing each Participant to whom such stock was distributed within 10 days after such stock ceases to be so traded that for the remainder of the 15 month period such stock shall be subject to the foregoing put option. The put option described in this Section 7.3(f) shall be "non-terminable" within the meaning of Treasury Regulations Section 54.4975-11(a)(1)(ii).

7.4 DIVERSIFICATION: Any Plan Participant under the ESOP Feature who becomes a Qualified Participant (as defined below) shall have the right to make an election as follows: such a Participant may elect within 90 days after the close of each Plan Year in the Qualified Election Period (as defined below) to diversify 25% of his Participant Stock Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50% shall be substituted for 25% in the prior sentence.

         If an election is made under the provisions of the foregoing paragraph, the portion of the Participant Stock Accounts covered by such an election shall at the election of the Participant either (i) be distributed to the Participant or (ii) be transferred to a separate account under one of the investment options (other than that invested in Company Stock) offered under the 401(k) Feature.

         For the purposes of this paragraph, the term "Qualified Participant" means a Participant who has completed at least 10 years of participation under the Plan and has attained age 55. For the purposes of this Section 7.4, the term "Qualified Election Period" means the 6-Plan-Year period beginning with the first Plan Year in which the Participant becomes a Qualified Participant.





May 19, 1994                                                       51

                         ARTICLE VIII.  ADMINISTRATION

8.1      ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST
ADMINISTRATION: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. The Company shall have the sole responsibility for making the contributions provided for under Sections 4.1 and 4.3, and shall have the sole authority to appoint and remove the Trustee and members of the Committee, and to amend or terminate in whole or in part, this Plan or the Trust. The Company shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan and the Trust. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article VIII, and such further powers and duties as hereinafter may be delegated to it by the Company. The Trustee shall have the sole responsibility for the administration of the Trust and management of the assets held under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan, and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

8.2 APPOINTMENT OF COMMITTEE: A Committee consisting of at least three persons shall be appointed by and serve at the pleasure of the Board of Directors of the Company to assist in the administration of the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

8.3 CLAIMS PROCEDURE: The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be





May 19, 1994                                                       52
understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim and, in the event of continued disagreement, either may appeal to the Employer, whose decision shall be final.

8.4 RECORDS AND REPORTS: The Employer (or the Committee if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's service, account balances and the percentage of such account balances which are nonforfeitable under the Plan, notifications to Participants, annual registration with the Internal Revenue Service and annual reports to the Department of Labor.

8.5 OTHER COMMITTEE POWERS AND DUTIES: The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

         (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

         (c) to prepare and distribute in such manner as the Committee determines to be appropriate, information explaining the Plan;

         (d) to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

         (e) to furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

         (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

         The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan.





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
8.6 RULES AND DECISIONS: The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company or the Trustee.

8.7 COMMITTEE PROCEDURES: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Company, or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

8.8 AUTHORIZATION OF BENEFIT PAYMENTS: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

8.9 APPLICATION AND FORMS FOR BENEFITS: The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address.

8.10 FACILITY OF PAYMENT: Whenever, in the opinion of the Company and the Committee, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Trustee may be directed to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or to apply the payment for the benefit of such person in such manner as the Employer and the Committee consider available. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11 INDEMNIFICATION OF THE COMMITTEE: The Committee and the individual members thereof shall be indemnified by the Company and not from the Trust Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.





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
8.12 INDEPENDENT APPRAISAL: If the Company Stock is or becomes not readily tradeable on an established securities market, then any valuation required under this Plan will be conducted by an independent appraiser (as defined in Section 401(a)(28) of the Code).

                           ARTICLE IX.  MISCELLANEOUS

9.1 NONGUARANTEE OF EMPLOYMENT: Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee, or as a right of any Employee to be continued in the employment of any Employer, or as a limitation of the right of any Employer to discharge any of its Employees, with or without cause.

9.2 RIGHTS TO TRUST ASSETS: No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

9.3 NONFORFEITABILITY OF BENEFITS: Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

9.4 DISCONTINUANCE OF COMPANY CONTRIBUTION: In the event of a permanent discontinuance of contributions to the Plan by the Company, the accounts of all Participants shall, as of the date of such discontinuance become 100% vested and nonforfeitable.

                  ARTICLE X.  AMENDMENTS AND ACTION BY COMPANY

10.1 AMENDMENTS: The Company reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

10.2 ACTION BY COMPANY: Any action by the Company under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.





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
                                  ARTICLE XI.

                SUCCESSORS AND MERGER OR CONSOLIDATION OF PLANS

11.1 SUCCESSOR: In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of the Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

11.2 CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATION OF PLANS: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

         (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

         (b) resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants inclusion in the new employer's plan; and

         (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                         ARTICLE XII.  PLAN TERMINATION

12.1 RIGHT TO TERMINATE: In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Company, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Company in accordance with Section 11.1.





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
12.2 PARTIAL TERMINATION: Upon termination of the Plan by the Company with respect to a group of Participants, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with
Section 12.3.

12.3 LIQUIDATION OF THE TRUST FUND: Upon partial or total termination of the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee: (a) with respect to the 401(k) Feature, to distribute the value of the Participant's Tax Deferred Contributions Account and Rollover Contributions Account balances thereunder in a single lump sum; provided that such distribution may be made only if no successor plan within the meaning of Section 401(k)(2)(B)(ii)(II) of the Code is maintained, and (b) with respect to the ESOP Feature, (i) to continue to administer the Trust Fund and pay Participant Stock Account balances in accordance with Section 6.5, to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated, or (ii) to distribute the assets remaining in the Trust Fund with respect to the ESOP Feature , after payment of any expenses properly chargeable thereto, to Participants, former Participants and Beneficiaries in proportion to their respective Participant Stock Account balances.

         In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expense of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

12.4 WITHDRAWAL BY RELATED COMPANY: Any Related Company that has adopted the Plan may, by action of its Board of Directors, suspend or terminate the making of Tax Deferred Contributions from 401(k) Compensation of Participants or Employer Contributions under the ESOP Feature with respect to Participants in the employ of such Related Company.

12.5 MANNER OF DISTRIBUTION: To the extent that no discrimination in value results, any distribution after termination of the plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferrable annuity contracts, subject to the right of Participants to demand Company Stock. All noncash distributions shall be valued at fair market value at date of distribution.





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